EXHIBIT 4.H

Arthur Robinson & Hedderwicks

ALLENS ARTHUR ROBINSON GROUP

WMC Resources Ltd
(ABN 76 004 184 598)

Executive Share Plan

Plan Rules

Arthur Robinson & Hedderwicks
Stock Exchange Centre
530 Collins Street
Melbourne 3000 Australia
Tel 61 3 9614 1011
Fax 61 3 9614 4661

rwpm M0111223394v3 305060469

© Arthur Robinson & Hedderwicks 2002

Arthur Robinson & Hedderwicks

WMC Resources Ltd
(ABN 76 004 184 598)

Executive Share Plan – Plan Rules

1.	Purpose

The purpose of the Plan is to provide Eligible Executives with an opportunity to acquire Shares in the Company. As shareholders, Eligible Executives will have the opportunity to share in the growth in value of the Company and will be encouraged to improve the longer-term performance of the Company and its returns to shareholders.  It is intended that the Plan will assist the Company in attracting and retaining skilled and experienced executives and provide them with greater incentive to have a greater involvement with, and to focus on the longer-term goals of, the Company.

2.	Definitions and Interpretation

2.1	Definitions

In these Rules, unless the context otherwise requires:

Application Form means the form that the Board determines is to be used by an Eligible Executive to accept the offer to participate in the Plan contained in a Plan Invitation.

ASX means Australian Stock Exchange Limited (ABN 76 008 624 691).

Board means the board of directors of the Company or a committee appointed by the board of directors of the Company for the purposes of the Plan.

Bonus Shares means shares or other securities to which a holder of Shares is entitled in any pro-rata issue by the Company to holders of Shares for which no consideration is payable by the holder.

Company means WMC Resources Ltd (ABN 76 004 184 598).

Constitution means the constitution of the Company, as amended from time to time.

Contribution means the amount of a Reward Bonus offered to a Participant (and described in their Plan Invitation) to be used by the Company to acquire Shares on behalf of the Participant under the Plan.

Corporations Act means the Corporations Act 2001 (Cth).

Disposal Restriction means, in relation to a Share, the restrictions imposed by Rule 7.1.

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Eligible Executive means a full-time or permanent part-time employee of the Company, or any Related Body Corporate of the Company, whom the Board determines should receive a Plan Invitation.

Holding Lock means a mechanism to ensure that the Disposal Restrictions are complied with, being a mechanism that is approved and administered by the Board (including through the Company’s share registry) and that imposes restrictions on a Participant’s ability to deal with Shares acquired under the Plan.

Listing Rules means the official listing rules of the ASX.

Participant means:

(a) an Eligible Executive who accepts the offer to participate in the Plan contained in a Plan Invitation and who by submitting a Plan Application Form agrees to be bound by these Rules; or

(b) the legal personal representative of any person referred to in (a) duly appointed on the death or legal incapacity of that person.

Plan means the Executive Share Plan established and operated in accordance with these Rules.

Plan Invitation has the meaning given to that term in Rule 4.1.

Plan Secretary means the person appointed by the Board to administer the Plan and any duly authorised delegate.

Related Body Corporate has the meaning given to that term in the Corporations Act.

Reward Bonus means a notional cash bonus offered to an Eligible Executive in their Plan Invitation for use solely in connection with the Plan, determined by the Board by reference to the prior performance of both the Eligible Executive and the Company.

Rules means these Rules, as amended from time to time.

Share means a fully paid ordinary share in the capital of the Company.

Surplus Amount means, on each occasion Shares are acquired under the Plan on behalf of a Participant, the amount by which the Contribution of that Participant exceeds the cost of acquiring those Shares on behalf of that Participant.

Threshold Amount has the meaning given to that term in Rule 7.1(d).

2.2	Interpretation

In these Rules, unless the context otherwise requires:

(a) a gender includes all genders;

(b) the singular includes the plural and conversely;

(c) a reference to a person includes the legal personal representatives, successors and assigns of that person and also corporations and other entities recognised by law;

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(d) a reference to any law or to the Listing Rules includes that law or the Listing Rules as amended, re-enacted or replaced and any law that supersedes that law; and

(e) headings are for convenience only and do not affect the interpretation of these Rules.

3.	Operation of the Plan

3.1	General

The Plan must be operated in accordance with these Rules.

3.2	Rules binding

These Rules bind the Company, each Related Body Corporate of the Company and each Participant.

4.	Participation in the Plan

4.1	Plan Invitation

In its absolute discretion and subject to these Rules, the Board may issue an offer to participate in the Plan (Plan Invitation) to any Eligible Executive.

4.2	Purchase price of the Shares

An Eligible Executive will not be required to pay any consideration for the acquisition of Shares under the Plan.

4.3	Provision of information with Plan Invitation

A Plan Invitation may take any form determined by the Board from time to time and must specify or include the following information:

(a) the date of the Plan Invitation;

(b) the name of the Eligible Executive to whom the Plan Invitation is made;

(c) the amount of the Bonus Reward available for the acquisition of Shares on behalf of the Eligible Executive if the Eligible Executive accepts the offer contained in the Plan Invitation;

(d) the Disposal Restrictions which will attach to the Shares acquired by the Eligible Executive under the Plan, including, without limitation:

(i) the initial salary multiple to be used in calculating the Threshold Amount; and

(ii) a statement that the Board may increase that salary multiple upon the Eligible Executive being promoted in their employment with the Company or any Related Body Corporate of the Company;

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	(e)	any other terms or conditions that may be imposed by the Board in relation to the Shares;

	(f)	an Application Form;

	(g)	the time period within which the Application Form must be returned to the Company; and

	(h)	any other information or documents that the Corporations Act, the Listing Rules or any other applicable law require the Company to give to the Eligible Executive.

5.	Application to Participate

(a)

An Eligible Executive may accept an offer to participate in the Plan contained in a Plan Invitation by providing to the Company an Application Form within the time period and as otherwise specified in the Plan Invitation.

	(b)	If, on returning a duly completed Application Form, the Eligible Executive’s employment with the Company or any Related Body Corporate of the Company has not ceased, the Eligible Executive:

(i) becomes a Participant;

(ii) irrevocably accepts the offer to acquire Shares under the Plan in accordance with the Plan Invitation; and

(iii) agrees to be bound by the terms of the Plan Invitation, the Application Form, these Rules and the Constitution.

6.	Acquisition of Shares

6.1	Use of Contributions

	(a)	The Company must use the Contributions to acquire Shares for the Participants in accordance with the Plan.

	(b)	A Participant will not be entitled to receive the amount of their Contribution in cash or any other form other than through the acquisition of Shares in accordance with the Plan.

6.2	Acquisition of the Shares

	(a)	The Company must use the Contributions of each Participant to acquire Shares in the ordinary course of trading on the ASX.

	(b)	The Company will acquire as many Shares as possible by applying each Contribution to purchase Shares at the prevailing market price. Participants cannot receive fractions of Shares.

	(c)	The Company will be entitled to retain, and a Participant will have no entitlement to, any Surplus Amount.

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	(d)	The Shares acquired by the Company pursuant to a Participant’s Application Form will be registered in the name of the Participant.

6.3	Notification of acquisition

As soon as reasonably practicable after the acquisition of the Shares, the Company must notify each Participant in writing of the following information:

	(a)	the number of Shares acquired on behalf of the Participant; and

	(b)	any other information or documents that the Corporations Act or the Listing Rules require the Company to provide to the Participants.

7.	Restrictions on Transfer

7.1	Participant not to dispose of Shares

A Participant must not sell, transfer or otherwise dispose of any Shares acquired by the Participant under the Plan until the earliest of:

	(a)	the end of the period of ten years (or such other period as is specified in the Plan Invitation) commencing on the date the Shares are acquired by the Participant;

	(b)	the date on which the Participant is no longer employed by the Company or a Related Body Corporate of the Company;

(c)

the date on which the Board determines that the Disposal Restrictions will cease to apply, which determination may only be made if a takeover bid or scheme of arrangement is made or undertaken in respect of the Company; or

(d)

the date on which a written consent is received from the Board following an application for the sale, transfer or disposal of Shares by the Participant.  In determining whether to give its consent, the Board must:

		(i)	exercise its discretion on a case by case basis taking into account relevant commercial considerations; and

		(ii)	withhold its consent if after such sale, transfer or disposal, the value of Shares held by the Participant that:

			(A)	had been acquired under the Plan; and

			(B)	remain subject to Disposal Restrictions,

(such value to be calculated on the basis of the closing price of Shares on the ASX on the trading day immediately prior to the day on which the Board considers the Participant’s application) would be less than the amount calculated in accordance with the following formula (the Threshold Amount):

TA = R x M

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where

		TA	is the Threshold Amount;

		R	is the Participant’s fixed annual reward or base salary (as appropriate) at the time that the Board considers the Participant’s application; and

		M	is the salary multiple applicable to the Participant at the time that the Board considers the Participant’s application.

7.2	Register of members

(a)

The Company may administer its register of members, and make such arrangements and do all things necessary or desirable, for the purpose of preventing a contravention of Rule 7.1, and each Participant agrees to the Company effecting such arrangements or doing such things.  In particular, but without limitation, the Company may refuse to register a transfer of a Share acquired by a Participant under the Plan that would involve a contravention of Rule 7.1 and may instruct the share registry to apply a Holding Lock to the Shares for the duration of the period for which the Disposal Restrictions apply.

	(b)	A Participant must not require the Company to instruct the share registry to remove a Holding Lock on those Shares during that period.

8.	Forfeiture

8.1	Fraudulent behaviour

At a time when any Shares are still subject to Disposal Restrictions, a Participant forfeits any right or interest in those Shares if the Participant has acted fraudulently in relation to the affairs of the Company or any of Related Body Corporate of the Company.

8.2	Forfeiture mechanism

The mechanism for dealing with Shares forfeited under Rule 8.1 will be determined by the Board at the time that such forfeiture occurs.

9.	Distribution and Other Rights

9.1	Entitlement to dividends

A Participant is entitled to receive any dividend or other distribution made in respect of Shares held by the Participant under the Plan.

9.2	Voting rights

A Participant may exercise any voting rights attaching to the Shares held by that Participant under the Plan, or may appoint a proxy to represent and vote

Executive Share - Plan Rules	Arthur Robinson & Hedderwicks

for them, at any meeting of the members of the Company. This applies notwithstanding the application of a Holding Lock.

9.3	Bonus Shares

(a)

Any Bonus Shares in respect of Shares (the Original Shares) that, at the closing date for determining entitlements to those Bonus Shares, are allocated to that Participant under the Plan and registered in the name of the Participant will also be held by that Participant under the Plan and be subject to the Holding Lock.

(b) Bonus Shares shall be deemed to be subject to these Rules as if they were the Original Shares (including, without limitation, being subject to the same Disposal Restrictions).

9.4	Rights issues

A Participant is entitled to:

(a) participate in any pro-rata rights issue of Shares made to existing shareholders by the Company in respect of Shares held under the Plan; and

(b) sell any renounceable rights acquired in respect of Shares held by the Participant under the Plan.

10.	Plan costs

10.1	Acquisition and administration costs

Any brokerage, commission, stamp duty or other transaction costs in connection with any Shares acquired on behalf of Participants under the Plan will be paid for by the Company.

10.2	Taxes and disposal costs

Notwithstanding Rule 10.1:

(a)

the Company or a Related Body Corporate of the Company will have the power to withhold from amounts otherwise owing to the Participant, or to require the Participant to remit to it, an amount sufficient to satisfy all federal, state, local and foreign withholding tax requirements, and any other governmental imposts, in respect of any or all of the Participant’s Shares under the Plan; and

(b) any brokerage, commission, stamp duty or other transaction costs in connection with the disposal of a Participant’s Shares acquired under the Plan will be paid for by the Participant.

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11.	Powers of the Board

11.1	Powers of the Board

The Plan will be managed by the Board, which will have power to:

(a) determine appropriate procedures and make regulations for the administration of the Plan consistent with these Rules;

(b) resolve and bind the Company and the Participants absolutely regarding any question of fact, interpretation, effect or application arising in connection with the Plan or these Rules;

(c) determine matters falling for determination under these Rules in its absolute discretion having regard to the interests of and for the benefit of the Company;

(d) exercise the discretions conferred on it by these Rules or which may otherwise be required in relation to the Plan;

(e)

delegate to any one or more persons (including, without limitation, the Plan Secretary), for such period and on such conditions as it may determine, the exercise of any of its powers or discretions arising under the Plan; and

(f) establish a trust to acquire, hold and deliver Shares under the Plan and appoint a trustee for any such trust.

11.2	Commencement of Plan

The Plan will take effect on and from such date as the Board may resolve.

11.3	Suspension or termination of Plan

(a) The Plan may be suspended or terminated at any time by resolution of the Board.

(b) In the event of a suspension or termination, these Rules will continue to operate with respect to any Shares acquired under the Plan prior to that suspension or termination.

12.	Contracts of Employment and Other Employment Rights

12.1	Rules not part of employment contract etc.

(a) The Plan does not form part of any contract of employment or services between the Company, or any Related Body Corporate of the Company, and any Eligible Executive.

(b) It is a condition of these Rules that the Plan may be terminated at any time at the discretion of the Board and that no compensation under any employment or services contract will arise as a result.

12.2	Termination of employment

The Plan:

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(a) does not confer on any Eligible Executive or Participant the right to continue as an employee or officer of the Company or any Related Body Corporate of the Company;

(b) does not affect any rights which the Company, or any Related Body Corporate of the Company, may have to terminate the employment or office of the Eligible Executive or Participant; and

(c) may not be used to increase damages in any action brought against the Company, or any Related Body Corporate of the Company, in respect of that termination.

13.	Connection with Other Plans

Unless the Board otherwise determines, participation in the Plan does not affect, and is not affected by, participation in any other incentive or other plan operated by the Company unless the terms of that other plan provide otherwise.

14.	Overseas Eligible Executives

The Company, at the Board’s discretion, may:

(a) acquire Shares, or an interest in Shares, on behalf of Eligible Executives who are resident outside of Australia; and

(b) make regulations for the operation of the Plan which are not inconsistent with these Rules to apply to Eligible Executives and Participants who are resident outside of Australia.

15.	Overriding Restriction

Notwithstanding any Rule, Shares may not be issued, transferred or dealt with under the Plan if to do so would contravene the Corporations Act, the Listing Rules or any other applicable laws or where the compliance with any applicable law would in the opinion of the Board be unduly onerous or impractical.

16.	Amendment of these Rules

16.1	General

Subject to Rule 16.2 and the Listing Rules, the Board may amend, add to, delete or otherwise vary these Rules at any time in any manner it thinks fit in its absolute discretion (amendment).

16.2	Limitation on amendments

No amendment to the provisions of these Rules may be made which materially prejudices the rights of Participants in respect of Shares acquired

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by them prior to the date of the amendment, other than an amendment introduced primarily:

(a) for the purpose of complying with or conforming to present or future State, Territory or Commonwealth legislation or the Listing Rules;

(b) to correct any manifest error or mistake; or

(c) for the purpose of enabling Participants to receive a more favourable taxation treatment in respect of their participation in the Plan.

For the avoidance of doubt, an increase in the salary multiple upon an Eligible Executive being promoted in their employment with the Company of any Related Body Corporate of the Company will not constitute an amendment to these Rules.

17.	General

17.1	Dispute

Any disputes or differences of any nature arising under the Plan will be referred to the Board and its decisions will be final and binding in all respects.

17.2	Notices

Any notice or direction given under these Rules is validly given if it is handed to the person concerned or sent by ordinary prepaid post to the person’s last known address or given in such manner as the Company from time to time determines.

17.3	Governing law

The Plan is governed by, and is to be construed in accordance with, the laws of Victoria.